UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2010

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)
775-853-4919 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement.

Mhakari Definitive Option Agreement and Purchase Agreement

On July 6, 2010, Golden Phoenix Minerals, Inc., a Nevada corporation (the “Company”), entered into a definitive Option Agreement (the “Option Agreement”) as well as a definitive Asset Purchase Agreement (“Purchase Agreement”) with Mhakari Gold (Nevada) Inc. (“Mhakari”), as contemplated by those two (2) certain letters of intent (the “LOI’s”) as previously disclosed on the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on April 23, 2010 (“Previous Report”).  All information set forth in the Previous Report is incorporated herein by reference.

Pursuant to the terms of the Option Agreement, the Company has been granted an exclusive option to acquire an undivided 80% interest in that certain property known as the “Mhakari Nevada Properties excluding Vanderbilt Mine,” located in the State of Nevada (the “Property”).  To exercise its option, the Company must fulfill certain conditions and make certain payments to Mhakari as follows: (i) upon signing of the Option Agreement, $75,000 cash payment in three monthly installments of $25,000 as well as the issuance of 5,000,000 shares of the Company’s common stock and warrants to purchase a further 5,000,000 shares of Company common stock at a strike price of $0.05 per share exercisable for a period of five years; (ii) within six months of the signing of the Option Agreement, an additional $50,000 cash payment to Mhakari; (iii) within 12 months of signing the Option Agreement, an additional $50,000 cash payment to Mhakari; (iv) within 12 months of signing the Option Agreement, the Company shall be required to expend no less than $150,000 in exploration and development expenditures on the Property; and (v) within 48 months of signing the Option Agreement, the Company shall be required to expend no less than an additional $1,000,000 in exploration and development expenditures on the Property (collectively, items (i) – (v) above referred to as the “Option Purchase Price”).

Further, the Option Agreement provides that upon the satisfaction of terms (i)-(iv) of the Option Purchase Price set forth above, the parties shall enter in to a joint venture agreement with respect to the Property in which the Company will receive a 51% interest.  Under the terms of such joint venture agreement, the Company will assume day-to-day operational control of the Property.  Upon satisfying term (v) of the Option Purchase Price above, the Company’s interest in the Property shall automatically be increased from 51% to 80%, with Mhakari retaining a 20% participating interest and both parties subject to dilution for failure to contribute its respective share of required capital to the joint venture.

In the event the Company fails to satisfy all of the components of the Option Purchase Price within the specified timeframes (except as specifically set forth above with respect to the Company’s ability to earn a 51% joint venture interest), the Option Agreement shall be deemed to have been terminated with all payments and securities issuances forfeited to Mhakari and no interest in the Property transferring to the Company.  Further, the Company affirmatively covenanted to Mhakari that it will obtain an “area of interest waiver” from Scorpio Gold Corporation (“Scorpio”) related to the Company’s current joint venture with Scorpio with respect to the Mineral Ridge property, and to maintain the joint venture with Scorpio in good standing.  The parties each made certain customary representations and warranties to the other with respect to a transaction of this nature.

Simultaneous with the Option Agreement, on July 6, 2010, the Company also entered into a definitive Asset Purchase Agreement with Mhakari (the “Purchase Agreement”) concerning that certain property known as the “Mhakari Vanderbilt Properties,” located in the State of Nevada (the “Vanderbilt Property”).  Pursuant to the terms of the Purchase Agreement, the Company has contracted to purchase an undivided 80% interest in the Vanderbilt Property.

 In particular, the terms of the Purchase Agreement provide for a purchase price payable by the Company to Mhakari as follows: (i) no later than June 15, 2010, the Company was to make a payment of $25,000 as directed to that certain optionor of the Vanderbilt Property to satisfy the payment required under Mhakari’s current exclusive option agreement with said optionor (such payment having already been satisfied);  (ii) upon the signing of the Purchase Agreement, the issuance of 2,000,000 shares of the Company’s common stock as well as warrants to purchase a further 2,000,000 shares of the Company’s common stock with a strike price of $0.05 per share exercisable for a period of five years; (iii) on or before July 15, 2010, make a further payment of $26,000 to that certain optionor as required to satisfy Mhakari’s payment obligation under that certain option agreement for the Vanderbilt Property; (iv) within 48 months of signing the Purchase Agreement, the Company shall be required to expend no less than $350,000 in exploration and development expenditures on the Vanderbilt Property; and (v) complete each of items (i) – (iv) above, provided that, should the Company elect not to increase its interest in the Mhakari Claims Excluding Vanderbilt Properties (referred to above as the “Property”) under the Option Agreement from 51% to 80%, any balance owing in respect of exploration and development expenditures shall be applied to the Vanderbilt Property such that the Company has incurred a minimum of $1,500,000 in exploration and development expenditures in total between the Vanderbilt Property and the Property within 48 months of signing the Purchase Agreement (collectively, items (i) – (v) above referred to as the “Purchase Price”).

Further, the Purchase Agreement provides that in the event the Company fails to make the necessary payments comprising items (i) (which has been satisfied) and (iii) of the Purchase Price, Mhakari will be entitled to a penalty payment of $5,000 for every week such payment is not received.  Upon satisfaction of the Purchase Price, the parties shall enter into a joint venture agreement with respect to the Vanderbilt Property in which the Company will receive an undivided 80% ownership interest in, and will assume day-to-day operational control of, the Vanderbilt Property, with Mhakari retaining a 20% participating interest and both parties subject to dilution for failure to contribute its respective share of required capital to the joint venture.  In the event the Company fails to satisfy all of the components of the Purchase Price within the specified timeframes, the Purchase Agreement shall be deemed to have been terminated with all payments and securities issuances forfeited to Mhakari and no interest in the Vanderbilt Property transferring to the Company.  The parties each made certain customary representations and warranties to the other with respect to a transaction of this nature.

J. Roland Vetter Consulting Agreement

On July 1, 2010, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with J. Roland Vetter, whereby Mr. Vetter is to provide services to the Company in his role as Chief Financial Officer (“CFO”) of the Company.  Mr. Vetter was appointed as the Company’s CFO effective as of February 1, 2010, as previously disclosed in the Company’ s Current Report on Form 8-K, filed with the SEC on January 29, 2010.

As compensation for providing such consulting services in his capacity as CFO, the Company has agreed to pay Mr. Vetter $2,500 per month as well as provide a $10,000 bonus upon signing the Consulting Agreement, such compensation to be reviewed annually by the Company’s Compensation Committee.  The Consulting Agreement has a 2-year term with automatic 1-year renewal periods unless earlier terminated upon notice or for cause as provided in the Consulting Agreement, and allows for Mr. Vetter to participate in certain Company incentive and benefit plans.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.  As disclosed in Item 1.01 above, on July 6, 2010, the Company entered into a definitive Option Agreement as well as a definitive Purchase Agreement with Mhakari with respect to the Company’s potential acquisition of an interest in certain mining properties.  Pursuant to the terms of the Option Agreement and Purchase Agreement, the Company shall issue Mhakari, or its designee, an aggregate of 7,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”).  Further, the Company issued Mhakari two (2) separate warrants (the “Warrants”) to purchase a further 5,000,000 and 2,000,000 shares, respectively, of the Company’s common stock, at a strike price of $0.05 per share.  The Warrants are exercisable for a 5-year term, and in the event that the 200-day volume weighted average price per share of the Company’s common stock equals or exceeds $0.15, the Company may, upon prior written notice to Mhakari (the “Forced Conversion Notice”), but shall not have the obligation to, force Mhakari to exercise the Warrants in full within ninety (90) days of receipt of the Forced Conversion Notice (the “Forced Conversion Period”).  If Mhakari fails to exercise the Warrants prior to the end of the Forced Conversion Period, the Warrants shall expire.  If the Company elects not to exercise its forced conversion rights, the Warrants shall expire according to their respective terms.

All of the securities issued to Mhakari are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act and from various similar state exemptions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated:   July 8, 2010                                                           By:   /s/ Robert P. Martin
Robert P. Martin
President